Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of The trū Shrimp Companies, Inc. of our report dated November 4, 2021, relating to the financial statements of The trū Shrimp Companies, Inc.

We also consent to the reference to our firm under the heading “Experts”.

/s/ RSM US LLP

Minneapolis, Minnesota

January 28, 2022